UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2026

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Ave.
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 452-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2026, the Board of Directors (the “Board”) of AIxCrypto Holdings, Inc. (the “Company”) elected Jason E. Dodier as a director of the Company, effective August 24, 2026, to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In connection with Mr. Dodier’s election, the Board increased the size of the Board from five (5) to six (6) directors to create the vacancy filled by Mr. Dodier’s election.

Mr. Dodier’s election was recommended by the Nominating and Corporate Governance Committee of the Board. The Board has determined that Mr. Dodier qualifies as an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2). There are no arrangements or understandings between Mr. Dodier and any other person pursuant to which he was selected as a director. There are no transactions or proposed transactions in which the Company is or was a participant and in which Mr. Dodier has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Dodier and any director or executive officer of the Company.

The Board has deferred committee assignments for Mr. Dodier to a subsequent Board meeting.

Mr. Dodier will receive compensation for his service on the Board pursuant to the Company’s previously approved non-employee director compensation structure. In addition, Mr. Dodier will enter into the Company’s standard form of indemnification agreement with the Company, pursuant to which the Company will agree to indemnify Mr. Dodier to the fullest extent permitted by applicable law.

Mr. Dodier, age 39, brings over 15 years of experience in capital markets, energy economics, and complex infrastructure execution. From 2023 to 2026, Mr. Dodier served as Co-Founder and Chief Commercial Officer of Grain Ecosystem Inc., a waste-to-value and biochar carbon removal platform. In this role, Mr. Dodier led the company’s commercial function from inception through its acquisition by Mangrove Systems in April 2026. From 2021 to 2023, Mr. Dodier served as Commercial Leader at Schneider Electric, where he directed a $400 million regional business. From 2019 to 2021, Mr. Dodier served as Vice President, Development at AlphaStruxure, a joint venture between The Carlyle Group and Schneider Electric. Mr. Dodier is a member of the board of directors of Aquarius Bay Acquisition Corp.  Mr. Dodier holds an MBA from Georgetown University, McDonough School of Business (2019), a B.S. in Business Administration from Bryant University (2009), and a Six Sigma Black Belt certification from Villanova University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: August 26, 2026	By:	/s/ Jerry Wang
	Name:	Jerry Wang
	Title:	Chief Executive Officer and Director (Principal Executive Officer)